Exhibit 10.2

TWELFTH AMENDMENT

Dated as of September 15, 2016

to the

TRANSFER AND ADMINISTRATION AGREEMENT

Dated as of August 31, 2012

This TWELFTH AMENDMENT (this “Amendment”) dated as of September 15, 2016 is entered into among ASHLAND INC., a Kentucky corporation (“Ashland” or “Master Servicer”), CVG CAPITAL III LLC, a Delaware limited liability company (“SPV”), the Originators, the Investors, Letter of Credit Issuers, Managing Agents and Administrators party hereto, and THE BANK OF NOVA SCOTIA (“Agent” or “Scotiabank”), as agent for the Investors.

RECITALS

WHEREAS, the parties hereto have entered into that certain Transfer and Administration Agreement, dated as of August 31, 2012 (as amended, supplemented or otherwise modified through the date hereof, the “Agreement”);

WHEREAS, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Gotham Funding Corporation and PNC Bank, National Association (the “Payoff Parties”) have been paid in full all amounts payable under the Agreement and the other Transaction Documents pursuant to that certain payoff letter dated September 15, 2016 (the “Payoff Letter”);

WHEREAS, pursuant to the Payoff Letter, the Payoff Parties are no longer parties to the Agreement or any other Transaction Document;

WHEREAS concurrently herewith, the parties hereto are entering into that certain Originator Removal Agreement and Facility Amendment (the “Valvoline Removal Agreement”) by which Valvoline LLC will cease to be a party to the Agreement, the First Tier Agreement (as defined in the Agreement) and each of the other Transaction Documents; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions.

All capitalized terms not otherwise defined herein are used as defined in the Transaction Documents.

SECTION 2. Reduction of Facility Limit and Commitments, Rebalancing. (a) Effective as of the date hereof, the Facility Limit is hereby reduced to $100,000,000. In connection with such reduction of the Facility Limit, the Committed Investors’ Commitments are hereby ratably reduced to the respective amounts set forth in the following table:

Committed Investor	Commitment
Scotiabank	$57,500,000.00
CACIB	$42,500,000.00

On the date hereof, the SPV requests the non-ratable Investments described in this paragraph in order to repay the outstanding principal amount of BTMU Investor Group’s and the PNC Investor Group’s Pro Rata Shares of the Net Investment and to rebalance the CACIB Investor Group’s and the Scotiabank Investor Group’s Pro Rata Shares of the remaining Net Investment consistent with their new Commitments set forth above, in each case, as described in Exhibit A hereto. The SPV hereby requests that (i) the CACIB Investor Group fund an Investment on the date hereof in the principal amount of $12,660,000 (the “CACIB Investment”) and (ii) the Scotiabank Investor Group fund an Investment on the date hereof in the principal amount of $13,020,000 (the “Scotiabank Investment”). The CACIB Investment and the Scotiabank Investment shall be funded by the CACIB Investor Group and the Scotiabank Investor Group on the date hereof in accordance with the terms of, and subject to the conditions specified in, the Agreement, except as expressly stated herein. For administrative convenience, the SPV hereby instructs (i) the CACIB Investor Group to fund the CACIB Investment by paying all the proceeds thereof (on behalf of the SPV) directly to the account of Liberty Street specified in Exhibit A hereto, and (ii) the Scotiabank Investor Group to fund the Scotiabank Investment and to disburse the amount received by the Scotiabank Investor Group as proceeds of the CACIB Investment by (x) paying $12,840,000 thereof (on behalf of the SPV) directly to the account of Gotham specified in Exhibit A hereto, which amount shall be applied to reduce the outstanding principal amount of BTMU Investor Group’s Pro Rata Share of the Net Investment to zero ($0), and (y) paying $12,840,000 thereof (on behalf of the SPV) directly to the account of PNC specified in Exhibit A hereto, which amount shall be applied to reduce the outstanding principal amount of PNC Investor Group’s Pro Rata Share of the Net Investment to zero ($0). Upon receipt by the Scotiabank Investor Group of the proceeds of the CACIB Investment pursuant to clause (i) above and receipt by the BTMU Investor Group and PNC Investor Group of the proceeds of the CACIB Investment and the PNC Investment pursuant to clause (ii) above, the SPV shall be deemed to have received the proceeds of the CACIB Investment and the PNC Investment for all purposes. Each of the parties hereto hereby consents to the non-ratable Investments and repayments to be made pursuant to this paragraph.

SECTION 3. Additional Amendments to the Agreement.

(a) The definition of “Letter of Credit Sublimit” in the Agreement is hereby replaced in its entirety with the following:

“Letter of Credit Sublimit” means, at any time, an amount equal to $100,000,000.

(b) Clause (d) of the definition of “Related Security” in the Agreement is hereby replaced in its entirety with the following:

(d) all records, instruments, documents and other agreements (including any Contract with respect thereto) related to such Receivable;

2	TWELFTH Amendment to the TAA (Ashland – CVG Capital III LLC)

(c) The definition of “Valvoline Credit” in the Agreement is hereby deleted in its entirety.

(d) The definition of “Dilution” in Schedule II of the Agreement is hereby replaced in its entirety with the following:

“Dilution” means, on any date, an amount equal to the sum, without duplication, of the aggregate reduction effected on such day in the Unpaid Balances of the Receivables attributable to any non-cash items including credits, rebates, billing errors, sales or similar taxes, cash discounts, volume discounts, allowances, disputes (it being understood that a Receivable is “subject to dispute” only if and to the extent that, in the reasonable good faith judgment of the applicable Originator (which shall be exercised in the ordinary course of business) such Obligor’s obligation in respect of such Receivable is reduced on account of any performance failure on the part of such Originator), set-offs, counterclaims, chargebacks, returned or repossessed goods, sales and marketing discounts, warranties, any unapplied credit memos and other adjustments that are made in respect of Obligors; provided that writeoffs or credits related to an Obligor’s bad credit shall not constitute Dilution; provided further that writeoffs or credits related to pricing adjustments shall not constitute Dilution so long as (a) such pricing adjustments are treated as sale reversals and (b) the applicable pricing adjustment is processed the same calendar month during which the related Receivable was generated.

(e) Section 2.16 of the Agreement is hereby amended by deleting “$250,000,000” where it appears therein and inserting “$100,000,000” in its stead.

(f) Schedule 4.1(i) of the Agreement is amended by deleting the words “Suite 1600” therefrom in each instance in where they appear and inserting the words “Suite 1700” in their stead.

(g) Schedule 4.1(r) of the Agreement is amended as set forth on Annex 1 attached hereto.

(h) Schedule 11.3 of the Agreement is replaced in its entirety with Schedule 11.3 attached hereto.

SECTION 4. Payoff Letter. The parties hereto acknowledge, consent and agree to the terms of the Payoff Letter.

SECTION 5. Representations and Warranties. Each of Ashland, each Originator and the SPV, as to itself, hereby represents and warrants to each of the other parties hereto as follows:

(i)	after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Potential Termination Event shall exist;

(ii)	the representations and warranties of such Person set forth in the Transaction Documents to which it is a party (as amended hereby) are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and

(iii)	this Amendment constitutes the legal, valid and binding obligations of such Person enforceable against such Person in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3	TWELFTH Amendment to the TAA (Ashland – CVG Capital III LLC)

SECTION 6. Effectiveness. This Amendment shall become effective as of the date first above written upon:

(i)	receipt by the Agent of counterparts of this Amendment duly executed by each of the parties hereto;

(ii)	effectiveness of the Valvoline Removal Agreement in accordance with its terms; and

(iii)	effectiveness of the Payoff Letter in accordance with its terms.

SECTION 7. Reference to the Effect on the Transaction Documents.

(a) On and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement, and each reference in each of the other Transaction Documents to “the Transfer and Administration Agreement” or “the TAA,” “thereunder”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

(b) The Agreement and each of the related documents, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all aspects ratified and confirmed. The covenants and other obligations of the SPV, Master Servicer, and each Originator (each in any capacity) shall continue under the Transaction Documents.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent, any of the Investors or any Indemnified Party under the Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Agreement or any other Transaction Document.

SECTION 8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or email of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.

SECTION 9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401-1 AND 5-1401-2 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

4	TWELFTH Amendment to the TAA (Ashland – CVG Capital III LLC)

SECTION 10. Transaction Document. This Amendment shall be deemed to be a Transaction Document for all purposes of the Agreement and each other Transaction Document.

SECTION 11. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.

SECTION 12. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

[Signature pages follow.]

5	TWELFTH Amendment to the TAA (Ashland – CVG Capital III LLC)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ASHLAND INC.

By:	/s/ J. William Heitman
Name:	J. William Heitman
Title:	Vice President

ASHLAND SPECIALTY INGREDIENTS G.P.

By:	/s/ Jennifer I. Henkel
Name:	Jennifer I. Henkel
Title:	Assistant Secretary

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

11.3-1

CVG CAPITAL III LLC

By:	/s/ Asad P. Lodhi
Name:	Asad P. Lodhi
Title:	President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

11.3-2

LIBERTY STREET FUNDING LLC, as a Conduit Investor and an Uncommitted Investor

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

11.3-3

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor and an Uncommitted Investor

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

11.3-4

THE BANK OF NOVA SCOTIA, as Agent, a Letter of Credit Issuer, a Committed Investor, a Managing Agent and an Administrator

By:	/s/ Diane Emanuel
Name:	Diane Emanuel
Title:	Managing Director

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

11.3-5

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed Investor, a Managing Agent and an Administrator

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantian Kourmpetis
Title:	Managing Director

11.3-6